POWER OF ATTORNEY

     KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a Power of Attorney, that I, CARL C. ICAHN, residing at Museum Towers, 15 W. 53rd Street, Apt. 51C, New York, N.Y., do hereby appoint THEODORE ALTMAN, residing at 94 Haights Cross Road, Chappaqua, New York.

     MY ATTORNEY-IN-FACT TO ACT: As Attorney-In-Fact for the limited purpose of executing: (i) a Statement on Schedule 14D-1 and all amendments to such statement on Schedule 14D-1 in connection with the tender offer (the "Tender Offer") with respect to Davidson Growth Plus, Ltd.; (ii) a Schedule 13D and all amendments thereto, in connection with the Tender Offer, including any joint filing agreement in connection thereto; and (iii) Forms 3, 4 and 5, and all amendments thereto, in connection with the Tender Offer.

     To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof, shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party.

     IN WITNESS WHEREOF, I have hereunto signed my name this 16th day of November, 1995.


                                             /s/ CARL C. ICAHN
                                             -----------------------------------
                                             Carl C. Icahn

STATE OF NEW YORK
COUNTY OF NEW YORK

     On November 16th, 1995 before me, Robyn G. Steinberg, the undersigned officer, personally appeared CARL C. ICAHN, known personally to me to be the individual described in and who executed the foregoing instrument and acknowledged that he executed the same.


                                             /S/ ROBYN G. STEINBERG
                                             -----------------------------------
                                                        Notary Public



                                                      ROBYN G. STEINBERG
                                              Notary Public, State of New York
                                                      No. 01ST5026204
                                                Qualified in New York County
                                              Commission Expires April 18, 1996

      (Signature Page to Power of Attorney for Davidson Growth Plus, L.P.)